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                                                                    EXHIBIT 99.1



FOR IMMEDIATE RELEASE                  CONTACT:      RICHARD WILEY
                                                     SAMSONITE CORPORATION
                                                     (303) 373-6373



          DENVER, Colorado, September 4, 1998 -- SAMSONITE CORPORATION (NASDAQ:
SAMC) today announced that between August 28, 1998 and September 2, 1998, three complaints were filed in United States District Court for the District of Colorado against the Company, certain officers and directors of the Company, and Apollo Advisors, L.P. Each of the purported class actions seeks to maintain an action on behalf of a class consisting of purchasers of Samsonite common stock during the period from June 4, 1997 to August 11, 1998. Each of the substantively identical complaints seeks unspecified damages and alleges, among other things, that the Company made materially false and misleading announcements concerning the financial condition of the Company and reported materially overstated revenues and net income throughout the class period. The Company believes that each of these complaints is without merit and intends to contest each of them vigorously.

          Samsonite is one of the world's largest manufacturers and distributors of luggage and markets its products primarily under the SAMSONITE, AMERICAN TOURISTER, and LARK brand names.


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